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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the

                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 25, 2003

                          BUTLER MANUFACTURING COMPANY

                          Butler Manufacturing Company
                              1540 Genessee Street
                           Kansas City, Missouri 64102
                              Phone (816) 968-3000

                      Incorporated in the State of Delaware

                          Commission File No. 001-12335

                I.R.S. Employer Identification Number: 44-0188420


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ITEM 5.  TERMINATION OF AGREEMENT TO SELL LESTER DIVISION

On May 15, 2003, Butler Manufacturing Company announced that it had signed a letter of intent to sell substantially all of the assets of the Lester Building Systems business to a management team headed by John Hill, the current Lester division president.

During the third quarter of 2003, the company and the buyer executed definitive agreements, which called for the transaction to be completed by November 21, 2003. The closing was subject to receipt of consent from the company's senior lenders, which was not received by November 21, 2003. On that date, the buyer and seller executed an agreement terminating the sale.

The company intends to operate the business for the foreseeable future. Nevertheless, the Lester assets will continue to be held for sale as the company and Lester's existing management team are both interested in ultimately consummating a sale transaction.

The Lester division is part of the North American Building Systems Segment, and designs, manufactures, markets, and erects pre-engineered wood-frame buildings for a variety of end uses. Principal offices are located in Lester Prairie, Minnesota, with sales, engineering, and manufacturing facilities in Charleston, Illinois and Clear Brook, Virginia.

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                                   SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



BUTLER MANUFACTURING COMPANY

November 25, 2003                          /s/ Larry C. Miller
-------------------------                  ------------------------------
Date                                       Larry C. Miller
                                           Vice President - Finance, and
                                             Chief Financial Officer


November 25, 2003                          /s/ John W. Huey
-------------------------                  ------------------------------
Date                                       John W. Huey
                                           Vice President, General Counsel
                                             and Secretary

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                                  EXHIBIT INDEX


99.1 Butler Manufacturing Company Announces Termination of Agreement to Sell Lester Division